STOCK PURCHASE AGREEMENT

AMONG

TITAN GLOBAL HOLDINGS, INC.,

CRESCENT FUELS, INC.

AND

JOHNSON ENTERPRISES OF KANSAS, LLC;
JEFF McREYNOLDS;
KAREN E. REEDER TRUST;
HARRISON F. JOHNSON, JR.; and
MARTHA M. JOHNSON TRUST

Dated: Effective 12:01 a.m., October 1, 2008

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is made effective as of 12:01 a.m., October 1, 2008 (the “Agreement”), among Titan Global Holdings, Inc., a corporation existing under the laws of Utah (the “Purchaser”), Crescent Fuels, Inc. (the “Company” of “CFI”) and Johnson Enterprises of Kansas, LLC, Jeff McReynolds, Karen E. Reeder Trust, Harrison F. Johnson, Jr., and Martha M. Johnson Trust (the “Seller” and collectively “Sellers”), shareholders in the Company.

W I T N E S S E T H:

WHEREAS, the Sellers own an aggregate of 4,756 shares of common stock $1.00] par value, and 1,250 share of preferred stock (par value $1,000), of the Company (the “Shares”) which Shares constitute 47.56% of the issued and outstanding shares of the common stock, and 100% of the preferred stock, of the Company, the ownership of such shares by each Seller being as set forth in Exhibit “A”, attached hereto; and

WHEREAS, the Sellers desire to sell to Purchaser, and the Purchaser desires to purchase from the Sellers, the Shares for the purchase price and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1 Sale and Purchase of Shares. Effective as of 12:01 a.m., October 1, 2008 (the “Effective Time”) and upon the terms and subject to the conditions contained herein, on the closing date of the transactions contemplated herein (the “Closing Date”), the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Sellers, all Shares of the Company owned by the Sellers (the “Closing”). The Option Agreement between Phillip Near and Johnson Enterprises of Kansas, LLC dated December 31, 2007 for the purchase of shares of Crescent Fuels, Inc. shall be terminated at Closing without exercise of the Option.

ARTICLE II

PURCHASE PRICE AND OTHER CONSIDERATION

2.1 Purchase Price. The purchase price for the common stock shall be an aggregate of $992,256, consisting of (i) $1.00 in cash per share ($4,756 in the aggregate), and $10.00 in cash per share for the preferred shares ($12,500 in the aggregate), plus (ii) 325,000 shares of the common stock of Purchaser, which Purchaser values at $975,000 ($3.00 per share). In addition, Seller shall be issued Warrants for the purchase of 600,000 additional shares of Purchaser’s common stock at a price of $3.00 per share, such warrants being exercisable at any time on or before September 30, 2013. The Shares and Warrants shall be allocated among Sellers as they may direct in writing. In addition, Purchaser and Company shall furnish the additional consideration set forth in Section 2.2, below.

2.2 Additional Consideration. As additional consideration for the Shares, Purchaser agrees to pay, perform and cause the following:

(a)
Purchaser shall acquire and/or cause Greystone Business Credit to acquire from M & I Marshall & Ilsley Bank (“M&I Bank”) all of the indebtedness owed by the Company’s subsidiaries, Crescent Oil Company, Inc. and Crescent Stores, Inc. (save and except a certain equipment lease due M & I Equipment Finance which shall remain due and owing and any other indebtedness as mutually agreed between the Purchaser and M&I). Purchaser may acquire such indebtedness from M&I Bank after the Closing; provided the Purchaser has reached an agreement in principle with M&I to purchase the indebtedness from M&I. and all suits, claims and causes of action whatsoever in favor of said Bank arising from, or in any way relating to such indebtedness, shall be deemed as of closing released and discharged as against Sellers and as against the officers, directors, stockholders and employees of the Company and its subsidiaries. If such indebtedness is acquired by Greystone Business Credit, Purchaser shall cause Greystone to issue written confirmation of the release and discharge of the obligations set forth herein. The foregoing notwithstanding, Purchaser may arrange interim or bridge financing through M&I Bank, partial or complete, so long as such financing results in release and discharge as herein provided.

(b)
Purchaser, the Company, and each subsidiary of the Company, shall be deemed at Closing to have released and discharged Sellers in their capacity as directors, officers, and stockholders of the Company and its subsidiaries as to any and all suits, claims and causes of action whatsoever arising from or any way relating to Sellers’ prior service in those offices and capacities. Such release shall extend to and benefit the trustees of those Sellers which are trusts (specifically to include Karen E. Reeder, William H. Reeder and Jon R. Viets).

(c)
The corporate indemnification policies of the Company and the subsidiaries as set forth in the Articles of Incorporation and/or Operating Agreements and Bylaws shall remain in full force and effect with respect to matters arising or relating to periods of time preceding the Closing for the benefit of Sellers (and their trustees) in their former capacity as officers, directors and stockholders.

(d)
The Company has disclosed to Purchaser the existence of certain related party transactions or relationships, including certain loans and payables due Sellers, purchases, sales and leases of real estate and other property between Sellers and the Company or its subsidiaries, and compensation and benefits paid. Purchaser, the Company and each subsidiary of the Company shall be deemed at Closing to have released and discharged Sellers (and their trustees) from any and all suits, claims and causes of action relating to any and all such loans, payables, purchases, sales, leases, compensation and benefits, including any claims based upon conflict of interest or voidable contract based upon fiduciary relationship. The continuing obligations of Purchaser, the Company and its subsidiaries with respect to such related party transactions shall be as set forth in Section 2.3 with respect to loans and payables and in Section 2.4 with respect to sales, purchases and leases of real estate and other property.

2.3. Shareholder Loans. Existing shareholder loans shall be paid as follows:

(a)
The Company shall within 30 days of Closing pay, or make acceptable arrangements to pay, shareholder loans due Karen Reeder Trust ($36,443.96), Harrison F. Johnson, Jr. ($36,443.96) and Martha M. Johnson Trust ($72,887.92).

(b)
The Company’s subsidiary Crescent Oil Company, Inc. shall pay Johnson Enterprises of Kansas, LLC the unpaid balance of promissory note ($48,623.62) in monthly installments of principal and interest in the amount of $3,626.98 each until paid in full.

(c)
Notes payable due Johnson Enterprises of Kansas, LLC from Crescent Holdings, Inc. in the amount of $150,000 and from Crescent Fuels, Inc. in the amount of $484,000 shall be consolidated and shall be paid as follows: $634,000 convertible debenture, interest at 7.5% per annum, principal of $17,500 paid quarterly together with all accrued interest, principal being convertible at election of the holder into Purchaser’s common shares at the rate of $3.00 principal amount per common share. Payment of the consolidated notes shall be subordinate to indebtedness of the Company due Greystone Business Credit to be reflected by separate Subordination Agreement.

(d)	Customer deposit of $80,000 due from Crescent Oil Company, Inc. to Martha M. Johnson Trust has been satisfied and is hereby released and discharged.

2.4 Related Party Leases. Real estate and equipment leases between the Company and its subsidiaries and Sellers and their affiliates shall be paid and performed as follows:

(a)
Real Estate lease between ACKS Realty and Crescent Oil Company pertaining to the Iola, KS Jump Start #1, now exchanged for the leasehold estate at 216 E. 23rd, Ottawa, Kansas, shall be settled as follows: (i) Payment to ACKS Realty in the amount of $11,923.05 by credit against account receivable due Crescent Holdings, Inc.; (ii) Crescent Oil Company, Inc. shall make remaining payments of $1,350 per month for 50 months; and (iii) ACKS Realty shall convey the Iola, KS Jump Start #1 real estate to Pete’s of Erie, Inc. in full exchange for the leasehold estate at 216 E. 23rd, Ottawa, Kansas. Upon payment of all sums due ACKS Realty, it shall have no further right or interest in either the Iola or Ottawa properties.

(b)
Real estate and equipment leases from K&BR Enterprises, LLC to Crescent Oil Company, Inc. pertaining to properties in Peculiar, MO, Harrison, AR, and Newton, KS, shall continue in force in accordance with the terms thereof. On or before 9/30/11 the Company shall purchase, or cause to be purchased, each of such properties at K&BR’s cost (Peculiar - $525,000 plus balance on equipment lease; Harrison - $800,000; and, Newton - $800,000) with the purchases structured to permit K&BR to conduct Section 1031 exchanges for properties identified by K&BR.

(c)
Real estate lease from Johnson Enterprises to Crescent Oil Company, Inc. pertaining to 112 N. 10th, Independence, Kansas, shall continue in force in accordance with its terms. On or before 9/30/11 the Company shall purchase, or cause to be purchased, the subject property at Johnson Enterprises’ cost of $155,000. Provided the Company fulfills its obligations hereunder, Johnson Enterprises will not permit the property to be utilized for convenience store or motor fuel sales.

2.5 Health Insurance Plan. Karen E. Reeder, William H. Reeder, Harrison F. Johnson, Jr., Marilyn Johnson, Philip Johnson and Carolyn Johnson participate in the Company sponsored health insurance plan, and shall be permitted to do so up through 9/30/09, premium costs to be reimbursed to the Company by the plan participants monthly.

ARTICLE III
CLOSING AND TERMINATION

3.1 Closing Date. Subject to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof (or the waiver thereof by the party entitled to waive that condition), the Closing of the sale and purchase of the Shares provided for in Section 1.1 hereof (the "Closing") shall take place at 116 W. Myrtle, Independence, Kansas (or at such other place as the parties may designate in writing) on such date as the Seller and the Purchaser may designate.

3.2 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a)
At the election of the Seller or the Purchaser on or after October 31, 2008, if the Closing shall not have occurred by the close of business on such date, provided that the terminating party is not in default of any of its obligations hereunder;

(b) by mutual written consent of the Seller and the Purchaser; or

(c)
by the Seller or the Purchaser if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; it being agreed that the parties hereto shall promptly appeal any adverse determination which is not nonappealable (and pursue such appeal with reasonable diligence).

3.3 Procedure Upon Termination. In the event of termination and abandonment by the Purchaser or the Seller, or both, pursuant to Section 3.2 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Shares hereunder shall be abandoned, without further action by the Purchaser or the Seller. If this Agreement is terminated as provided herein, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same.

3.4 Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Purchaser, the Company or the Seller; provided, further, however, that nothing in this Section 3.4 shall relieve the Purchaser or the Seller of any liability for a breach of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

When used in this Article IV, any representation given with respect to the Company shall be a representation with respect to the Company and its subsidiaries. The Seller hereby represents and warrants to the Purchaser that:

4.1 Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

4.2 Authority. Each Seller represents it has full power and authority to execute, deliver and perform this Agreement with respect to the shares owned by Seller as set forth in Exhibit “A”, attached hereto.

4.3 Shares. Each Seller represents it is the lawful record and beneficial owner of the shares set forth in Exhibit “A”, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind and that it has good right, title and authority to sell and transfer such shares.

4.4 Investment Intention. Each Seller represents that it is acquiring Purchaser’s common stock (and any warrants therefore) for its own account for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Each Seller understands that Purchaser’s common stock to be issued to Sellers has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

5.2 Authority.

(a)
The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

(b)
The execution of this Agreement and the delivery hereof to the Seller and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser’s Board of Directors having full power and authority to authorize such actions.

5.3 Conflicts; Consents of Third Parties.

(a)
The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b)
No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

5.4 Litigation. There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

5.5 Investment Intention. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Purchaser understands that the Shares have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

5.6 Broker. The Purchaser has not retained any broker in connection with any transaction contemplated by this Agreement. Seller shall not be obligated to pay any fee or commission associated with the retention or engagement by the Purchaser of any broker in connection with any transaction contemplated by this Agreement.

ARTICLE VI
COVENANTS

6.1 Other Actions. Each of the Sellers and the Purchaser shall use its best efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

6.2 Publicity. None of the Seller or the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed; provided that, to the extent required by applicable law, the party intending to make such release shall use its best efforts consistent with such applicable law to consult with the other party with respect to the text thereof.

ARTICLE VII
CONDITIONS TO CLOSING

7.1 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable law):

(a)	the Purchaser shall have reached an agreement in principle to purchase from M&I Bank the loans made by M&I Bank to Crescent Oil Company, Inc. and Crescent Stores Corporation;

(b)	all representations and warranties of the Sellers contained herein shall be true and correct as of the date hereof;

(c)
the Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

(d)	Certificates representing the Shares shall have been, or shall at the Closing be, validly delivered and transferred to the Purchaser, free and clear of any and all Liens;

(e)	there shall not have been or occurred any material adverse change in the Business;

(f)
no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Sellers, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any order by a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

7.2 Conditions Precedent to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Sellers in whole or in part to the extent permitted by applicable law):

(a)	all representations and warranties of the Purchaser contained herein shall be true and correct as of the date hereof;

(b)
the Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c)	Certificates representing the shares of Purchaser’s common stock shall at the Closing be validly issued and delivered to Sellers, free and clear of all liens; and

(d)
no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Seller, the Company, or the Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby, and there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

ARTICLE VIII
DOCUMENTS TO BE DELIVERED

8.1 Documents to be Delivered by the Seller. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

(a)	stock certificates representing the Shares, duly endorsed in blank or accompanied by stock transfer powers and with all requisite stock transfer tax stamps attached;

(b)	such other documents as the Purchaser shall reasonably request.

8.2 Documents to be Delivered by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the following:

(a) the Purchase Price;

(b)	the certificates for the shares of Purchaser’s common stock to be issued to Sellers; and

(c) such other documents as the Seller shall reasonably request.

ARTICLE IX
MISCELLANEOUS

9.1 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

9.2 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless asserted by litigation within twenty four (24) months after the Closing Date.

9.3 Expenses. Except as otherwise provided in this Agreement, the Seller and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

9.4 Further Assurances. The Seller and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

9.5 Submission to Jurisdiction; Consent to Service of Process.

(a)
The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Kansas over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

9.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

9.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, or overnight mail courier to the parties (and shall also be transmitted by facsimile to the persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	Purchaser:

Titan Global Holdings, Inc
1700 Jay Ell Drive, Suite 200
Richardson, TX 75081
Attn: Bryan Chance, CEO & President
Phone: (972) 470-9100
Facsimile: (972) 767-3117

Copy to:

Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Facsimile: (212) 930-9725

(b)	Sellers:

c/o Jon R. Viets
Attorney at Law
Suite 604, 201 N. Penn Ave.
Independence, KS 67301
Phone: (620) 331-0144
Facsimile: (620) 331-1808

9.9 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

9.10 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided that the Purchaser shall be able to assign this Agreement to Greystone Business Credit or an entity that controls or is under common control with Purchaser

[INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TITAN GLOBAL HOLDINGS, INC.

By: /s/ Bryan Chance
Bryan Chance,
Chief Executive Officer & President

CRESCENT FUELS, INC.

By:  /s/ Phillip Near
Phillip Near
President

JOHNSON ENTERPRISES OF KANSAS, LLC

By: /s/ Harrison F. Johnson, Jr.

KAREN E. REEDER TRUST

By: /s/ Karen E. Reeder, Trustee
Karen E. Reeder, Trustee

By: /s/ William H. Reeder, Trustee
William H. Reeder, Trustee

/s/ Harrison F. Johnson, Jr.
HARRISON F. JOHNSON, JR.

MARTHA M. JOHNSON TRUST

By: /s/ Jon R. Viets
Jon R. Viets, Trustee